United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 18, 2025

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices) (Zip code)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2025, Realty Income Corporation (the “Company”) entered into that certain Amended and Restated Term Loan Agreement (the “A&R Term Loan Agreement”), among the Company, as Borrower, the financial institutions party thereto and their assignees under Section 13.5 thereof, as Lenders, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein.

The A&R Term Loan Agreement amends and restates, in its entirety, that certain Term Loan Agreement, dated as of January 6, 2023 (as amended, restated, supplemented, or otherwise modified prior to the A&R Term Loan Agreement, the “Existing Loan Agreement”), among the Company, as Borrower, the financial institutions party thereto and their assignees under Section 13.5 thereof, as Lenders, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein.

The A&R Term Loan Agreement provides for a £900 million Sterling-denominated term loan facility (the “Term Loan Facility”) that will mature on January 18, 2028, which maturity may be extended by 12 months on one occasion at the Company’s option on the terms as set forth in the A&R Term Loan Agreement. In addition, the Company has the ability from time to time on no more than three occasions to increase the borrowings under the A&R Term Loan Agreement, which may be in the form of one or more new tranches of term loans, up to an aggregate amount of borrowings under the A&R Term Loan Agreement not to exceed $1,350 million, subject to receipt of lender commitments and the satisfaction of certain customary conditions precedent.

Borrowings under the A&R Term Loan Agreement bear interest at different benchmark rates based on the currency of the borrowings, including SONIA (the Sterling Overnight Index Average) for borrowings denominated in Sterling, and SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for borrowings denominated in U.S. Dollars, in each case, as defined and subject to certain adjustments specified in the A&R Term Loan Agreement, as applicable, plus an Applicable Margin, as defined in the A&R Term Loan Agreement, based on the Company’s credit ratings. The current Applicable Margin for the Term Loan Facility equals 0.800% per annum, based on the Company’s current investment grade credit ratings.

The A&R Term Loan Agreement contains customary and other affirmative covenants, including financial reporting requirements, and negative covenants, including maintenance of certain financial requirements, and customary events of default.

The foregoing description of the A&R Term Loan Agreement is qualified in its entirety by reference to the full and complete terms of the A&R Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 18, 2025, the Company issued a press release announcing the A&R Term Loan Agreement. A copy of the press release is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Amended and Restated Term Loan Agreement, dated as of November 18, 2025, by and among the Company, as Borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein.
99.1	Press Release, dated November 18, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2025	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary